Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THIS NOTE HAS BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

OMAGINE, INC.

Promissory Note

No. Omagine-PN4	Original Principal Amount: $600,000

FOR VALUE RECEIVED, Omagine, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby promises to pay to the order of YA II PN, Ltd. (p/k/a YA Global Master SPV, Ltd.) or its registered assigns (the “Holder”) (i) the outstanding portion of the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to scheduled payment, redemption or otherwise, the “Principal”) when due, whether a regularly scheduled principal payment or upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and (ii) to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date defined in Section 17 hereof as the Issuance Date (the “Issuance Date”) until the same is paid, whether a regularly scheduled interest payment or upon the Maturity Date or acceleration, redemption or otherwise (in each case in accordance with the terms hereof) pursuant to the terms of this Promissory Note (the “Note”).

This Note is being issued pursuant to that certain Note Purchase Agreement dated as of March 15, 2016 (the “Note Purchase Agreement“) between the Company and the Holder.

Certain capitalized terms used herein but otherwise not defined herein are defined in Section 17 or in the Note Purchase Agreement.

(1)               GENERAL TERMS

(a)                Advance of Original Principal Amount. In consideration for the issuance of this Note on the Issuance Date by the Company, the Holder shall advance and make available to the Company on the Issuance Date the Original Principal Amount by wire transfer of immediately available funds to the account indicated by the Company on Schedule I attached hereto in accordance with the Note Purchase Agreement.

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(b)               Maturity Date. All amounts owed under this Note shall be due and payable on March 15, 2017 (the “Maturity Date”). On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all then outstanding Principal and accrued and unpaid Interest.

(c)                Payments. Payments to be made under this Note must be paid by wire transfer of immediately available funds to the account listed on Schedule II hereto (or to any other account specified by the Holder to the Company by notice given in accordance with Section 7 hereof). On each of the Installment Dates, the Company shall pay to the Holder an amount equal to the relevant Installment Amount due on such Installment Date as listed on Schedule III hereto.

(d)               Interest. Interest shall accrue on the outstanding Principal balance hereof at a rate equal to 10% per annum (“Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(2)               NO PREPAYMENT PENALTY. The Company may prepay all or any part of the balance outstanding hereunder at any time without penalty.

(3)               REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Investor that the following are true and correct as of the date hereof:

(a)    (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Note and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Note and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Note and any related agreements have been duly executed and delivered by the Company, (iv) this Note and any related agreements, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(b)   The execution, delivery and performance by the Company of its obligations under this Note will not (i) result in a violation of the Company’s Articles of Incorporation or By-laws or any certificate of designation of any outstanding series of preferred stock of the Company or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company is bound or affected and which would cause a Material Adverse Effect.

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(4)               EVENTS OF DEFAULT.

(a)                An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(i)                 the Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due and payable under this Note;

(ii)               the Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences, or there shall be commenced against the Company or any subsidiary of the Company, any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company, in each case which remains un-dismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt pursuant to a final, non-appealable order; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues un-discharged or un-stayed for a period of 61 days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall admit in writing that it is unable to pay its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii)             the Common Stock ceases to be quoted or listed for trading on the Principal Market and shall not again be quoted or listed for trading on any Principal Market within five Trading Days of such delisting;

(iv)             the Common Stock shall be suspended from trading on the Principal Market for a period of ten consecutive Trading Days;

(v)               the Company is a party to any agreement memorializing (1) the consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to the Common Stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or events pursuant to which all of the outstanding shares of Common Stock are exchanged for, converted into or constitute solely the right to receive, cash, securities or other property, (2) a consolidation or merger in which the Company is not the surviving corporation, or (3) a sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties or assets of the Company to another person or entity (each of (1), (2) and (3) a “Change in Control”) unless in connection with such Change in Control, all Principal and accrued and unpaid Interest due under this Note will be paid in full or the Holder consents to such Change in Control;

(vi)             the Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note, the Standby Equity Distribution Agreement between the Company and the Holder dated April 22, 2014, as amended (the “SEDA”), which is not cured within the time prescribed in this Note, or the SEDA, as applicable, or if not so prescribed, within ten days after notice to the Company by the Holder of such material failure, breach or default;

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(vii)           an event of default by the Company under any other material obligation, instrument, note or agreement for borrowed money occurring after the Issuance Date of this Note and continuing beyond any applicable notice and/or grace period, and as a result of which the obligations of the Company under such material obligation, instrument, note or agreement have been accelerated.

(5)               REMEDY UPON DEFAULT. During the time that any portion of this Note is outstanding, if (i) any Event of Default has occurred, the Holder, by notice in writing to the Company, may at any time and from time to time declare the full unpaid Principal of this Note or any portion thereof, together with Interest accrued thereon to be due and payable immediately (the “Accelerated Amount”) or (ii) any Event of Default specified in Section 4(a)(ii) has occurred, the unpaid Principal of the Note and the Interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. In addition, for so long as an Event of Default has occurred and remains uncured, the Company shall pay default interest at the rate of 15% per annum until the applicable Event of Default is cured. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(6)               REISSUANCE OF THIS NOTE. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal which Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(7)               NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that the electronic mail transmission is not returned in error or the sender is not otherwise notified of any error in transmission); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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If to the Company, to:	Omagine, Inc.
136 Madison Avenue Suite 550 New York, NY 10016

Attention: Chief Executive Officer
Telephone: (212) 563-4141
Email: Charles.Kuczynski@omagine.com Email: Frank.Drohan@omagine.com

With a copy to:	Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Attention: Michael Ference
Telephone: (212) 930-9700
Email: MFerence@srff.com

If to the Holder:	YA II PN, Ltd.
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: (201) 985-8300 Email: MAngelo@yorkvilleadvisors.com

With a copy to:	David Gonzalez, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
Telephone: (201) 985-8300
Email: dgonzalez@yorkvilleadvisors.com

or at such other address and/or electronic mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, or (ii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, or receipt from a nationally recognized overnight delivery service in accordance with clause (i) or (ii) above, respectively.

(8)               No provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of or Interest (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct obligation of the Company. As long as this Note is outstanding, the Company shall not and shall cause its subsidiaries not to, without the consent of the Holder, (i) amend its articles of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder under this Note; or (ii) enter into any agreement with respect to any of the foregoing.

(9)               This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

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(10)           This Note shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the principles of conflict of laws. Each of the parties consents to the jurisdiction of the state courts of the State of New York and the U.S. District Court for the District of New York sitting in Manhattan, in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

(11)           If an Event of Default has occurred, then the Company shall reimburse the Holder promptly for all out-of-pocket fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder in accordance with the terms of this Note, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(12)           Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(13)           If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any Interest or other amount deemed Interest due hereunder shall violate applicable laws governing usury, the applicable rate of Interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or Interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law had been enacted.

(14)           Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(15)           Assignment of this Note by the Company shall be prohibited without the prior written consent of the Holder. The Holder shall be entitled to assign, sell, transfer, negotiate or otherwise make any disposition of this Note in whole or in part to any person or entity without the prior written consent of the Company.

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(16)           THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THE NOTE PURCHASE AGREEMENT AND THIS NOTE.

(17)           CERTAIN DEFINITIONS For purposes of this Note, the following terms shall have the following meanings:

(a)                “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the United States are authorized or required by law or other government action to close.

(b)               “Installment Amount” means the principal and interest payment due on an Installment Date as set forth on Schedule III hereto.

(c)                “Installment Date” means each date on which Installment Amounts are due to be paid in accordance with Schedule III hereto.

(d)               “Issuance Date” means the Closing Date (as that term is defined in the Note Purchase Agreement).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of March 15, 2016.

COMPANY:

OMAGINE, INC.

By:	/s/ Charles P. Kuczynski
Charles P. Kuczynski Vice-President & Secretary

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Schedule I

(Company Account Information)

Omagine, Inc.

Account Number  ████████ (Confidential)

Bank of America

ABA # 021000322

Swift ID: BOFAUS3N

34th Street Branch

324 West 34th Street

New York, N.Y. 10118

Bank Contact: Sydney Haines

Telephone: 212-613-1240

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Schedule II

(Holder Account Information)

YA II PN, Ltd.
-Wiring Instructions-

*Account Currency: USD
Beneficiary Bank:	The Private Bank and Trust Company
120 South LaSalle – Chicago, IL 60603

ABA/Routing Number:	071006486 (for Domestic wires)

BIC/SWIFT Code:	PVTBUS44 (for International wires)

Beneficiary Account Number:	████████ (Confidential)

Beneficiary Account Name:	YA II PN, Ltd.
1012 Springfield Ave.
Mountainside NJ 07092

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Schedule III

Repayment Schedule

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